UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2006

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2006, we entered into a Deferred Compensation Plan, which by its terms will become effective August 1, 2006 (the “Plan”). Also as of July 6, 2006, the committee authorized by our board of directors to implement and administer the Plan approved the initial select group of highly compensated company employees eligible to participate in the Plan, which group includes our executive officers, board of directors, and certain other highly compensated officers and employees. The Plan, and the Trust Agreement entered into in connection therewith pursuant to which amounts allocated to the Plan will be held in an irrevocable trust, are attached hereto as Exhibits 99.1 and 99.2, and the terms of the Plan and Trust Agreement are hereby incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Hot Topic, Inc. Deferred Compensation Plan.

99.2	Union Bank of California Trust Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ JAMES MCGINTY
James McGinty Chief Financial Officer

Date: July 6, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Hot Topic, Inc. Deferred Compensation Plan.

99.2	Union Bank of California Trust Agreement.